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                                  EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of PETsMART, Inc. on Form S-8 of our report dated March 19, 2001 (Except for Note 17, as to which the date is April 30, 2001), appearing in the Annual Report on Form 10-K of PETsMART, Inc. for the year ended January 28, 2001.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
Phoenix, Arizona

June 8, 2001